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                                                                   Exhibit 10.35


                       THE BUSINESS/MANAGER(R) AGREEMENT
                       WITH BUSINESSES AND PROFESSIONALS

TO: Carnegie Bank, N.A.                 FROM: Blue Fish Clothing, Inc.
    619 Alexander Road                        3 Sixth Street
    Princeton, New Jersey 08540               Frenchtown, New Jersey 08825
    (the "Bank")                                   (the "Business")

This Agreement is entered into by and between the Bank and the Business to govern the sale of Receivables, as defined below, by the Business to the Bank. The Business agrees to the following terms according to which, when accepted by the Bank, the Business will receive payment for Receivables arising from sales or services to Customers and purchased by the Bank pursuant to the Bank's Business/Manager plan.

SECTION 1: DEFINITIONS

     1.1 "CREDIT APPLICATION AND AGREEMENT" means a Credit Application and Agreement executed by a Customer and any other agreement or documentation that governs the terms and disclosures relating to a Receivable.

     1.2 "CREDIT MEMO" means a form reflecting a credit, other than a credit arising from a payment, to a Customer's account with the Business.

     1.3 "CUSTOMER" means a debtor obligated on one or more Receivables which arose from goods the Business sold or services it rendered to the Customer.

     1.4 "FACE AMOUNT" of a Receivable means on any date the outstanding balance of such Receivable (after taking into account, without duplication, all payments, returns, credits, or allowances of any nature at any time issued, owing, granted or outstanding), plus any taxes imposed in connection with such Receivable.

     1.5 "INVOICE" means an invoice or similar evidence (whether in written or electronic form) of the terms of a non-cash sale of goods or provision of services previously made by the Business to a Customer.

     1.6 "NET AMOUNT" of a Receivable means the Face Amount of a Receivable less the Service Charge.

     1.7 "OBLIGATIONS" means all of the Business's obligations to the Bank, whether pursuant to this Agreement, under any note, contract, guaranty, accommodation or otherwise, however and whenever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due.

     1.8 "RECEIVABLES" means all accounts, instruments, contract rights, chattel paper, documents, and general intangibles arising from the Business's sale of goods or rendering of services, and the proceeds thereof, and all security and guaranties therefore, whether now existing or hereafter created, that are accepted by the Bank for purchase hereunder in the Bank's sole and absolute discretion.

     1.9 "REPURCHASE OBLIGATION" means the liability of the Business to the Bank under this Agreement in an amount equal on any date to the Face Amount of Receivables on that date, plus attorneys' fees (if incurred) and accrued and unpaid finance charges related to such Receivables.

     1.10 "RESERVE" means funds of the Business used to provide for the funding of the Business's Repurchase Obligation. "RESERVE ACCOUNT" means the deposit account of the Business containing the Reserve established pursuant to Section
2.5 of this Agreement.
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     1.11 "SERVICE CHARGE" means a discount equal to (1.50%) of the Face Amount of each Receivable the Business tenders to the Bank that is acquired by the Bank. The Service Charge may be periodically reviewed and adjusted at the Bank's discretion, based on activity levels, credit quality, and current economic conditions. The Business acknowledges that the Service Charge is a discount for value and in no event constitutes interest or a similar charge and that the transactions contemplated under this Agreement are not transactions for the use, forbearance or detention of money. The Service Charge has been agreed upon by the parties as representing a reasonable and customary fair market value discount.

SECTION 2: SALE; PURCHASE PRICE; BILLING; RESERVE

     2.1 ASSIGNMENT AND SALE. The Bank hereby purchases from the Business and the Business hereby assigns and sells to the Bank as absolute owner, the Business's entire interest in such of its currently outstanding Receivables as are described on attached Exhibit 2.1, as well as its future Receivables represented by Invoices it delivers to and are accepted by the Bank in its sole absolute discretion; provided, however, that at no time shall the total outstanding Face Amount of Receivables purchased by the Bank exceed $1,500,000.00 unless agreed to by the Bank. The Business and the Bank agree that: (a) the Business will submit to the Bank all Invoices representing receivables arising from all sales of goods or provisions of services to Customers for the Bank's determination of acceptability as Receivables; (b) the transactions contemplated by this Agreement are account purchase transactions;
(c) the Receivables are being purchased by the Bank from the Business at a discount; (d) the purchase and sale of the Receivables vests absolute right, title and ownership of such Receivables, together with all incidents and benefits thereof including servicing rights and rights to verify Receivables with Customers, in the Bank; and (e) the Business has no right to reacquire, redeem or otherwise obtain title to the Receivables or any proceeds thereof. The Business further sells and assigns to the Bank all of the Business's rights as an unpaid vendor, lienor, or lienholder, all of its related rights of stoppage in transit, replevin and reclamation and rights against third parties (all of which shall constitute part of the Receivables), and agrees to cooperate with the Bank in its exercise of these rights. The Business and the Bank agree to execute and deliver such further instruments, documents and endorsements as may be necessary to effectuate the sales and purchases contemplated hereby and the purposes of this Agreement.

     2.2 PURCHASE PRICE. The purchase price of the Receivables shall be equal to the Net Amount thereof. The Net Amount less the Reserve associated with the Receivables shall be credited to the Business's primary account with the Bank on or before the next banking day after delivery to the Bank of acceptable Invoices. The Business and the Bank have agreed upon the purchase price of the Receivables and said price reasonably reflects their fair market value.

     2.3 DOCUMENTATION. The Business will provide the Bank with appropriate Credit Applications and Agreements, Invoices, and Credit Memos (if applicable) related to all sales and services creating Receivables of Customers, and such other documents and proof of delivery of goods or rendering of services as the Bank may reasonably require. As to the Receivables described on Exhibit 2.1, the payment of the purchase price by the Bank as set forth in Section 2.2 hereof shall be conclusive evidence of assignment and sale thereof, and, if the Bank so requires, any Invoices the Business may thereafter send (if any) will clearly indicate that the related Receivables have been assigned, sold, and are payable to the Bank only.

     2.4 BILLING. The Bank will send a monthly statement to all Customers itemizing their account activity during the preceding billing period, unless otherwise agreed by the parties. All Customers will be instructed to make payments to a post office box controlled by the Bank. All payments received from or for the account of a Customer will be applied to the obligations of


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that Customer. Payment will be deemed made when received by the Bank. All variations, modifications or extensions of indebtedness on Receivables sold to the Bank hereunder will be made only by the Bank. Nothing in this Agreement authorizes the Business to collect Receivables sold to the Bank hereunder, but in the event the Business does, it will receive remittances in trust for the Bank and will remit the same to the Bank no later than the next banking day. The Business will pay to the Bank any finance charges incurred by a Customer pursuant to the applicable Credit Application and Agreement or terms of sale because of delay on the Business's part in delivering payments or Credit Memos to the Bank.

     2.5 RESERVE. The Bank may retain a portion of the sums payable to the Business as a Reserve, the amount of which the Bank may adjust from time to time in its reasonable discretion, to provide for satisfaction of the Business's Repurchase Obligation. The initial amount of the Reserve will be equal to 10% of the Face Amount of all Receivables initially purchased by the Bank up to 90 days old. Thereafter the Bank reserves the right to adjust the amount of the reserve from time to time in its reasonable discretion. The Reserve will be held in a separate, interest-bearing account for the benefit of the Business.

SECTION 3: REPURCHASE OF RECEIVABLES; SECURITY INTEREST

     3.1 REQUIRED REPURCHASE. With respect to any Receivables initially purchased by the Bank and shown on Exhibit 2.1, the Bank may require the Business to repurchase all or any portion of such Receivables from any particular Customer if any minimum payment due on one or more of such Receivables remains unpaid following 90 days after its due date. With respect to any Receivables purchased subsequent to the Bank's initial purchase hereunder, the Bank may require the Business to repurchase all or any portion of such Receivables from any particular Customer if any minimum payment due on one or more of such Receivables remains unpaid following 90 days after its due date. For purposes of this Agreement, the aging status of Receivables purchased from the Business as shown on the aging report of Receivables produced or generated by the Bank will be deemed conclusive (absent manifest error) in determining which Receivables the Bank may require the Business to repurchase. Regardless of when purchased, the Bank may require the Business to repurchase all or any portion of such Receivables from any particular Customer if such Customer is bankrupt or insolvent or if any dispute arises with a Customer regarding such Receivables (including, without limitation, any alleged deduction, defense, offset or counterclaim thereto). The Bank may require the Business to repurchase any or all outstanding Receivables (a) upon a Default, as defined in Section 8, or (b) upon the termination of this Agreement. Any decision by the Bank to require repurchase of less than the maximum amount permitted by this Agreement shall not be deemed a waiver of the Bank's rights to require such repurchase to the maximum extent permitted in this Agreement.

     3.2 EFFECTING REPURCHASE. Should the Bank require repurchase of one or more Receivables, the Business shall be liable to the Bank for payment of the Repurchase Obligation with respect to such Receivables. Upon a Default or termination under this Agreement, the Repurchase Obligation shall also include the amount of all indemnities and other obligations of the Business arising under this Agreement. Without notice to or demand on the Business, the Bank may debit the amount of such Repurchase Obligation (and any amount necessary to bring the Reserve to the level required by the Bank in its sole and reasonable discretion) against the Business's Reserve Account or any other deposit account of the Business with the Bank. In the event such accounts contain insufficient funds for the Bank's debit or the Bank elects not to make such debit, the Business agrees to pay any such deficiency or shortfall on demand. The Bank shall have no undertaking with respect to the billing or collection of Receivables so repurchased. After demand, if such Repurchase Obligation is not paid in full, and if permitted by applicable

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law, the Business authorizes any attorney-at-law to appear for the Business in any court of record in the United States, and to confess judgment for such amount as may appear to be unpaid thereon, together with any allowable fees for collection of said judgment.

     3.3 SECURITY INTEREST. The Business hereby grants the Bank a security interest in all of its present and future accounts, instruments, contract rights, chattel paper, documents and general intangibles (in each case as defined in the Uniform Commercial Code as in effect in the State whose law governs this Agreement) and the proceeds thereof, and all returned, repossessed, and reclaimed goods, and related books and records, to secure all of the Business's Obligations, and agrees to execute appropriate UCC-1 financing and other related statements. In addition, the Business grants the Bank a security interest in the Reserve and in the Reserve Account to secure all of the Business's Obligations. The Business agrees to execute such additional documents and take such further action as Bank deems necessary or desirable in order to perfect the security interests granted herein and otherwise to effectuate the purposes of the Agreement. In the event that the Bank requires additional security for the Business's obligations under this Agreement and the Business or other party executes additional security agreements, pledge agreements, guaranties and documents of similar import (collectively, the "Additional Security Documents"), terms used therein such as, but not limited to, "loans," "indebtedness," "secured obligations," and "obligations," shall be deemed to include the Repurchase Obligation as defined herein, and notwithstanding the provisions of the Additional Security Documents, the Repurchase Obligation secured thereby shall not constitute a loan.

     ADDITIONAL SECURITY; Personal guaranty of Jennifer P. Barclay, Subordination of Debt

SECTION 4: REPRESENTATIONS, WARRANTIES AND COVENANTS

     4.1 REPRESENTATIONS AND WARRANTIES. The Business represents and warrants that: (a) it is fully authorized to enter into this Agreement and to perform hereunder, and that this Agreement constitutes its legal, valid and binding obligation; (b) the Business is solvent and in good standing in the State of its organization; (c) it is not the present intent of the Business to seek protection under any bankruptcy laws; (d) its Receivables are and that they will be at the time of their creation, bona fide and existing obligations of Customers of the Business arising out of its sales or services, free and clear of all security interests, liens, and claims whatsoever of third parties; (e) the documentation under which the Receivables are payable authorize the payee thereof to charge, collect and receive interest at the rate provided in such documentation; (f) all Receivables and all documents and practices related thereto comply with all applicable federal and state laws; (g) the Receivables will be paid by Customers prior to the date of required repurchase or will be repurchased by the Business pursuant to Sections 3.1 and 3.2 hereof;
(h) the collateral in which a security interest is granted in Section 3.3 hereof or in any Additional Security Documents is not subject to any other security interest, lien or encumbrance whatsoever (except in favor of the Bank), and that the Business will not permit such collateral to become so encumbered without the Bank's prior written consent; and (i) the Business's inventory is not subject to any security interest, lien or encumbrance whatsoever and that the Business will not permit its inventory to become so encumbered without the Bank's prior written consent, (j) the Business warrants that all invoices which will be submitted to the Bank for purchase will be reviewed by the Business, and that they will have no known impediments to collectability.

     4.2 COVENANTS. The Business covenants that (i) it will allow the Bank to review and inspect during reasonable business hours, and the Business will supply, financial information, financial records, and documentation on the Business, any guarantors, or any Customer upon the Bank's request; (ii) the Business will permit annual field audits, and will permit audits at any


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time the Bank, in its reasonable discretion and in good faith, deems the prospect of the Business payment or performance of its obligations to be impaired, (iii) with respect to each Receivable as it arises: (a) the Business will have made delivery of the goods and/or will have rendered the services represented by the Invoice, and the goods and/or services will have been accepted; (b) the Business will have preserved and will continue to preserve any liens and any rights to liens available by virtue of the sales and/or services; (c) the Customer will not be the Business's affiliate; (d) the Bank's copy of the Invoice will be genuine and will comply with this Agreement; (e) the Business will have no knowledge of any dispute or potential dispute that may impair the validity of the transaction or the Customer's obligation to pay the related Receivable in accordance with its terms; (f) the Business will have the right to render the services and/or to sell the goods creating the Receivable, and will do so in accordance with all applicable laws; (g) the Business will have paid or provided for the payment of all taxes arising from the transaction creating the Receivable; and (h) the Receivable will not be subject to any deduction, offset, defense, or counterclaim; (iv) the transactions contemplated in Section 2.1 hereof are account purchase transactions, the Business will reflect such transactions in its accounting books and records as absolute sales of Receivables to the Bank, and the Business will reimburse and indemnify the Bank for all loss, damage and expenses, including reasonable attorneys' fees, incurred in defending such transactions as absolute sales of Receivables, or as a result of the recharacterization of such transactions; and (v) in the event of the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Business, the Business will not oppose or object to any motion by the Bank seeking relief from the automatic stay provisions of such laws with respect to the Reserve or the Reserve Account or to any motion by the Bank with respect to the Receivables.

     4.3 NEGATIVE COVENANTS. So long as the obligations of the Business to the Bank remain unpaid, the Business agrees that, without the Bank's prior written consent, 1) The Business will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for or liability evidenced by notes, bonds, debentures or similar obligations, except: (a) indebtedness arising hereunder; and (b) indebtedness of the Business in existence on the date hereof and listed in schedule 4.3 attached hereto. 2) The Business will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except,; (a) the endorsement of negotiable instruments by the business for deposit or collection or similar transactions in the ordinary course of business; and (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 4.3 attached hereto.

SECTION 5: FORMS AND PROCEDURES: RESPONSIBILITY FOR USE

     5.1 FORMS AND PROCEDURES; The Business will use only forms, agreements, and advertising materials supplied or approved by the Bank in connection with the Receivables and will follow all procedures that are satisfactory to the Bank in connection with the use of such forms, agreements, and advertising materials.

     5.2 RESPONSIBILITY. The Business will be solely responsible for the adequacy, completeness and accuracy of the raw data relating to the Receivables, its preparation in the form required and its transmission to the Bank, and will indemnify and hold the Bank, its contractors, and their respective agents and employees harmless from (and pay all reasonable attorneys' fees with respect to) any claim or liability sustained by virtue of acting in reliance upon data furnished by the Business. The Business understands that the form of credit application and agreement and other documentation the Bank supplies to the Business should be reviewed by the Business's




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counsel as the Bank makes no representation or warranty as to their enforceability in the Business's state or their compliance with applicable federal and state laws. The Bank and the Business agree that the Bank is the owner of all Receivables purchased by the Bank hereunder, and that all activities of the Bank in connection with the collection of Receivables, generation of information, and processing of data, is for the account of the Bank's own affairs; and that the information generated in connection therewith is the property of the Bank. The Business will indemnify and hold the Bank, its contractors, and their respective agents and employees harmless from (and pay all reasonable attorneys' fees with respect to) any loss or claim involving breach of warranty or representation by the Business and from any loss or claim by any Customer relating to goods and/or services (or the manner or type of their sale or provision) giving rise to Receivables purchased by the Bank hereunder.

SECTION 6: POWER OF ATTORNEY

     The Business appoints the Bank as its attorney-in-fact to receive, open, and dispose of all mail addressed to the Business pertaining to Receivables; to endorse the Business's name upon any notes, acceptances, checks, drafts, money orders, and other evidences of payment of Receivables that may come into the Bank's possession, and to deposit or otherwise collect the same; and to do all other acts and things necessary to carry out the terms of this Agreement. This power, being coupled with an interest, is irrevocable while any Receivable owned by the Bank shall remain unpaid.

SECTION 7: APPLICABLE LAW

     This Agreement shall be governed by, construed and enforced according to the laws of the State of New Jersey.

SECTION 8: DEFAULT

     8.1 Events of Default. The following events will constitute a default (a "Default") under the terms of this Agreement: (a) the Business fails to pay the Repurchase Obligation or any other payment obligation of the Business under this Agreement on demand or the Business fails to pay any indebtedness of the Business owed to the Bank pursuant to its terms; (b) the Business breaches the representations set forth in Section 4.1(d) or fails to turn over remittances on Receivables to the Bank in accordance with Section 2.4 hereof; (c) except for the obligations described in Sections 8.1(a), and 8.1(b) hereof, the Business fails to perform any obligation, covenant or liability in connection with this Agreement within ten (10) days after the date that written notice thereof is given to the Business; (d) any warranty, representation or statement whenever made by the Business in connection with this Agreement proves to be false in any material respect when made, or the Business fails to disclose to the Bank that any such warranty, representation or statement has become untrue in any material respect; (e) dissolution or termination of the Business if the Business is a corporation, partnership, or other entity, or if the Business is an individual, the death of such individual; (f) the Business's insolvency; (g) the assignment for the general benefit of the Business's creditors, the appointment of a receiver or trustee for its assets, the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Business or any proceeding for the dissolution or liquidation, settlement of claims against or winding up of its affairs; (h) the termination or withdrawal of any guaranty for the Business's Obligations; (i) the Business fails to pay when due any tax imposed on it or any tax lien is filed against the Business or any of its assets; (j) any judgment against the Business


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remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days; (k) the Business discontinues its business as a going concern; or (l) the Bank in good faith deems the prospect of the Business's payment or performance of its Obligations to have been impaired.

     8.2 EFFECT OF DEFAULT. Upon the occurrence of any Default, in addition to any rights the Bank has under this Agreement or applicable law, the Bank may immediately terminate this Agreement, at which time all Obligations the Business owes to the Bank will immediately become due and payable without notice, and the Bank's obligations to the Business hereunder will cease. After the occurrence of a Default, the Bank will have the right to withhold any further payments to the Business, and none of the Bank's rights or collateral will be adversely affected thereby.

SECTION 9:  NON-LIABILITY OF BANK; RELEASE

     Except for a breach by the Bank of this Agreement, the Business hereby releases, discharges, and acquits the Bank, its officers, directors, employees, participants, successors and assigns from any and all claims, demands, losses, and liability of any nature which the Business ever had, now or hereafter can, shall or may have in connection with or arising out of the transactions contemplated herein or the documentation hereof. In addition to the provisions of this Section and Section 5.2, the Bank shall not be liable for any indirect, special or consequential damages, such as loss of anticipated revenues or other economic loss in connection with or arising out of any default in performance hereunder or other matter arising herefrom. Nor shall the Bank be liable for any errors of judgment or mistake of fact when acting as the Business's attorney-in-fact pursuant to Section 6, or liable for delay in the performance of the Bank's duties caused by strike, lawsuit, riot, civil disturbance, fire, shortage of supplies or materials, or any other cause reasonably beyond the Bank's control.

SECTION 10:  EFFECTIVE DATE; TERMINATION; BINDING EFFECT

     This Agreement will be effective when accepted by the Bank, and will continue in full force and effect until the earlier of: (a) one year after the effective date of this Agreement; or (b) immediately upon written notice of termination given by one party to the other (in each case subject to immediate termination without notice upon a Default); Upon termination of this Agreement, the Business will pay all of its Obligations to the Bank; and in any event the Business will remain liable to the Bank for any deficiency remaining after liquidation of any collateral; and the Bank may withhold any payment to the Business unless supplied with an indemnity satisfactory to the Bank. This Agreement shall bind the Business and the Business's heirs, executors, successors and assigns and shall inure to the benefit of the Bank and the Bank's successors and assigns. The Business agrees that the Bank may delegate its duties hereunder, but that the Business may not do so without the Bank's prior written consent.

SECTION 11: ATTORNEY'S FEES; PAST-DUE OBLIGATIONS; WAIVER; SEVERABILITY; HEADINGS; ENTIRE AND CONTROLLING AGREEMENT; NOTICES; COUNTERPARTS

     The Business will pay all reasonable expenses incurred by the Bank in connection with the execution of this Agreement, including expenses incurred in connection with the filing of financing statements, continuation statements and record searches. All past-due obligations of the Business arising under this Agreement shall bear interest at the maximum nonusurious rate

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permitted under applicable state or federal law. The Business hereby waives grace, demand (other than demand pursuant to Section 3.2 hereof), presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration, protest and notice of protest and diligence in collecting and bringing of suit against the Business. Upon liquidation of any collateral, settlement or prosecution of a dispute with any Customer, or enforcement of any obligation of the Business hereunder, the Business will pay to the Bank, and the Bank may charge to the Business's account, all costs and expenses incurred, including reasonable attorneys' fees, and such costs, expenses and fees shall constitute part of the Business's Obligations. No delay or failure on the Bank's part in exercising any right, privilege, or option hereunder shall operate as a waiver of such or of any other right, privilege, or option, and no waiver, amendment or modification of any provision of this Agreement shall be valid unless in writing signed by the Bank, and then only to the extent therein stated. Should any provision of this Agreement be prohibited by or invalid under applicable law, the validity of the remaining provisions shall not be affected. The headings herein are for convenience only, and shall not define or limit the scope, extent, meaning or intent of this Agreement. This Agreement embodies the Business's entire agreement as to its affiliation with the Bank's Business/Manager program, although the Business anticipates that the Bank will subsequently outline certain depository and other bank procedures. In the event of any inconsistency between this Agreement and any other agreement signed by the Business and the Bank in connection with this Agreement, including without limitation, any Additional Security Documents, the terms and provisions of this Agreement shall control and the terms and provisions of any such other document shall be ineffective to the extent of any such inconsistency. Any notice, request or demand to be given hereunder will be deemed to be given when deposited with a delivery service addressed to, or sent by registered or certified mail to, the address of the recipient listed at the beginning of this Agreement. This Agreement may be executed in multiple counterparts, which when taken together shall constitute one and the same Agreement.

SECTION 12: SPECIAL STIPULATIONS

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
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THE UNDERSIGNED ACKNOWLEDGES THAT THIS AGREEMENT CONTAINS A RELEASE OF CLAIMS
AND WAIVERS OF CERTAIN RIGHTS, AND THAT THIS AGREEMENT HAS BEEN FULLY UNDERSTOOD PRIOR TO EXECUTION.

BUSINESS: Blue Fish Clothing, Inc.


    By: /s/ Marc Wallach - President
    --------------------------------
    Marc Wallach, President


GUARANTOR:


    /s/ Jennifer P. Barclay
    --------------------------------
    Jennifer P. Barclay, Individual


ACCEPTANCE:

This Agreement is accepted this 12th day of March, 1998.

    BANK: Carnegie Bank, N.A.

    By: /s/ Eileen C. Wolfe
        ----------------------------

    Title: Vice President
           -------------------------


(c) Copyright 1996 by Private Business, Inc. All Rights Reserved.
Business/Manager(R) is a registered trademark of Private Business, Inc.



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